                                                                    Exhibit 4.2



_______________________________________________________________________________



                        ADVANTA BUSINESS SERVICES CORP.,
                       Individually, and as the Servicer,


                    _______________________________________

                 as the Obligor's Agent and as a Series Obligor

                                 together with

                    _______________________________________

                              as a Series Obligor,


                                      and


                    _______________________________________
                                  as Trustee,



_______________________________________________________________________________


                           SERIES ________ SUPPLEMENT

                          Dated as of ________________

                                     to the

     MASTER BUSINESS RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT

                          Dated as of ________________







_______________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                                                              Page
ARTICLE I               CREATION OF THE SERIES           NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                                               ---------

         SECTION 1.01.  Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         SECTION 1.02.  Pledge of Series Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         SECTION 1.03.  Pledges of Additional Pledged Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         SECTION 1.04.  Assignment to a Group; Crossover Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE II              DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

         SECTION 2.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE III             DISTRIBUTIONS AND STATEMENTS TO
                        SERIES NOTEHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

         SECTION 3.01.  Series Facility Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         SECTION 3.02.  Notice of Amounts Due . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         SECTION 3.03.  Distributions from Series Facility Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 3.04.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         SECTION 3.05.  Compliance With Withholding Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         SECTION 3.06.  Servicer Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         SECTION 3.07.  Special Covenants and Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         SECTION 4.01.  Increasing the Series Note Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

ARTICLE V               SERIES EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

         SECTION 5.01.  Series Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

ARTICLE VI              PREPAYMENT AND REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

         SECTION 6.01.  Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         SECTION 6.02.  Optional "Clean-Up" Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         SECTION 6.03.  Tender of Series Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE VII             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

         SECTION 7.01.  Agent Authorized to Act for the Purchasers; Notices . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 7.02.  Ratification of Master Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 7.03.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 7.04.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         SECTION 7.05.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

         SECTION 7.06.  Non-petition Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         SECTION 7.07.  Certain Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26



Exhibit A                Form of Series ________ Note
Exhibit B                Form of Agent's Monthly Statement of Amounts Due
Exhibit C                Wire Instructions for Agent
Exhibit D                Form of Servicer's Certificate
Exhibit E                Forms of Contracts
Exhibit F                Certain Information
Exhibit G                Closing Checklist

                 This Series Supplement, dated as of _____________ is by and among Advanta Business Services Corp., a Delaware corporation, individually, "ABS" and as initial servicer (in such capacity, the "Servicer"), ___________________________, a _________ corporation and _______
___________________, a ______________ banking corporation as trustee (in such capacity, the "Trustee") for the Noteholders.

                                    RECITALS

                 This Series ____________ Supplement is being executed and delivered by the parties hereto pursuant to Section 13.02 of the Master Business Receivables Asset-Backed Financing Facility Agreement dated as of _________________ (the "Master Agreement") among such parties. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Agreement, the terms and provisions of this Series _____________ Supplement shall govern with respect to Series ___________.


                                   ARTICLE I
                     CREATION OF THE SERIES _________ NOTES

                 SECTION 1.01. Designation. There is hereby created a Series of Notes to be issued pursuant to the Master Agreement and this Series ____________ Supplement to be known as "Advanta Business Receivables Master Asset-Backed Financing Facility, Series __________ Notes."

                 SECTION 1.02. Pledge of Series _____________ Trust Estate. The Series Obligors hereby pledge to the Trustee for the benefit of the Series __________ Noteholders, and the Trustee hereby accepts the pledge of, all of the Series Obligors' now owned and existing and hereafter acquired or arising right, title and interest in and to (1) each and every Contract now or hereafter listed as a Series ____________ Contract on each Pledge Notice delivered to the Trustee, (2) all Collections and Related Security associated therewith, (3) all balances, instruments, monies and other securities and investments from time to time in the Series __________ Facility Account, to the extent the same represent Collections or proceeds of Series _________ Contracts or earnings with respect thereto, (4) each Series ____________ Contribution Agreement Supplement and all of their rights (directly or through the Obligors' Agent) to enforce the provisions of, and to benefit from the representations, warranties and covenants made in each Series _________ Contribution Agreement Supplement and in the Master Contribution Agreement, but only insofar as such rights relate to the Series ______________ Trust Estate, (5) all of the Series Obligors' rights, but none of their obligations under any Hedging Agreement,
(6) all security interests in the Equipment not owned by the Series Obligors, and all Equipment owned by the Series Obligors, in each case associated with the Series __________ Contracts, (7) any Crossover Amounts allocated to the Series _____________ Trust Estate from another Series and (8) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors, if any, under each Series ___________ Contribution Agreement Supplement and the Hedging Agreement and excluding any Insurance Premiums, taxes, late charge fees, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series ___________ Supplement (such property, the "Series__________ Trust Estate").

                 SECTION 1.03. Pledges of Additional Pledged Property. (a) During the Revolving Period, the Series Obligors may, upon not less than three
(3) Business Days' prior written notice (a "Pledge Notice"), pledge additional property to the Trustee to be held in trust as part of the Series ________ Trust Estate. Each Pledge Notice shall specify:

                      (i) the proposed Pledge Date (which, except in the case of the initial Pledge and any Pledge pursuant to Section 1.03(b), shall be a Settlement Date),

                     (ii) the related List of Contracts, which shall also include for each Series ________ Contract, the related Discounted Booked Residual, and

                    (iii) the requested Additional Principal Amount (which shall not be less than $___________ except as provided in Section 1.03(b) and Section 1.03(c)).

On the applicable Pledge Date, upon satisfaction of the applicable conditions precedent set forth in Article IV of the Note Purchase Agreement, the Series ________ Noteholders shall deposit to the Series __________ Facility Account or to such other account as the Obligors' Agent may specify in writing, in immediately available funds, no later than 12:00 noon (New York City time), an amount equal to the related Additional Principal Amount.

                 (b) In addition to the foregoing, the Series Obligors, upon satisfaction of the applicable conditions set forth in Article IV of the ____________ Agreement, may Pledge Pledged Property to the Trustee to be held in trust as part of the Series ________ Trust Estate without receiving any Additional Principal Amount, by delivering a Pledge Notice to the Trustee not less than five (5) Business Days prior to the proposed Pledge Date (which shall be a Business Day, but need not be a Settlement Date);

                 (c) On each Settlement Date during the Revolving Period, the Series Obligors, upon satisfaction of the applicable conditions set forth in Article IV of the Note Purchase Agreement, shall Pledge additional Pledged Property to the Trustee, to be held as part of the Series ________ Trust Estate, provided that the Obligors' Agent shall have delivered by facsimile to the Trustee on the Business Day preceding such Settlement Date a Pledge Notice with respect to the Additional Contracts included in such additional Pledged Property, together with a properly completed Contribution Agreement Supplement, duly executed by Advanta Business Services Corp., the Obligors' Agent and the Series Obligors. No Additional Principal Amount shall be due with respect to any Pledged Property transferred pursuant to this Section 1.03(c), it being understood that in connection with any such Pledge, the Series Obligors shall be entitled to receive on such Settlement Date the distribution of Collections required by clause eighth and part (a) of clause ninth of Section 3.03(a).

                 ABS will use its reasonable best efforts to originate, and each Series Obligor will use its reasonable best efforts to acquire from ABS, in each case during the Revolving Period, a sufficient volume of Eligible Contracts such that a Required Amortization Event of the type described in paragraph (a) of the definition thereof does not occur. If a Required Amortization Event occurs, then no further Pledges of Pledged Property pursuant to this Section 1.03(c) shall occur, and all amounts that would otherwise have been disbursed in consideration of such Pledges shall be retained in the Series ____________ Facility Account and shall be distributed as set out in Section 3.03(a). The Series Obligors shall Pledge Pledged Property pursuant to Sections 1.03(a), (b) and (c) only to the extent that one or more Hedging Agreements are in full force and effect with respect thereto.

                 SECTION 1.04. Assignment to a Group; Crossover Amounts. There is hereby established a Group for purposes of the Master Agreement, which shall be known as "Group A"; the Series ________ Note is hereby assigned to Group A. The amounts described in clause thirteenth of Section 3.03(a) are hereby designated as the "Crossover Amounts" for the Series ________ Note for purposes of the Master Agreement.


                                   ARTICLE II
                                  DEFINITIONS

                 SECTION 2.01. Definitions. (a) Whenever used in this Series ____________ Supplement and when used in the Master Agreement with respect to the Series ____________________, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series ________ Supplement, terms defined in the Master Agreement are used herein as therein defined. For purposes of the Master Agreement, certain definitions are set forth in Section 7.07 hereof.

                 "Additional Principal Amount" means, (i) with respect to any Pledge under Section 1.03(a), the aggregate Contract Principal Balance of the related Series ________ Contracts which are the subject of such Pledge divided by one plus the Reserve Percentage, and (ii) with respect to any Pledge under
Section 1.03(b) or (c), $0.

                 "Aggregate Notional Balance" means, with respect to any Settlement Date, the aggregate notional principal balances set forth in all Hedging Agreements with respect to such Settlement Date.

                 "Applicable Discount Rate" means with respect to any Series ________ Contract, the sum of (i) the Swap Rate applicable thereto, (ii) the Servicing Fee, (iii) ________% and (iv) _____%.

                 "Average Floating Rate" means, with respect to any Settlement Date, the weighted average (weighted by the related notional balances) of the rates pursuant to which floating rate payments due from the related Swap-holder are calculated under each Hedging Agreement that is a Swap Contract.

                 "Average Swap Rate" means, with respect to any Settlement Date, the weighted average (weighted by the related notional balances) of the rates pursuant to which fixed rate payments due from the Series Obligors are calculated under each Hedging Agreement that is a Swap Contract.

                 "Business Day" shall mean any day that is a Business Day under the Master Agreement which is also a day on which banks are not authorized or required to close in ________________ and on which The Depository Trust Company of New York is open for business; provided, however, that when used in connection with the LIBO Rate, "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London interbank market.

                 "Cap Agreement" means a Hedging Agreement under which the Swap-holder will only make payments when and if a floating rate referenced therein exceeds a specified level, and which provides for no payment by the purchaser of such Cap Agreement other than an upfront payment which has, in the case of any Cap Agreement dated prior to the date hereof, already been made.

                 "Change of Control" means (i) Advanta Leasing Holding Corp. shall cease to own, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of ABS on a fully-diluted basis (other than directors' qualifying shares, if any); (ii) ABS shall cease to own, either directly or indirectly, free and clear of all Adverse Claims, (x) 100% of the outstanding shares of voting stock of _________________________ or (y) 100% of the outstanding membership interests of _______________________ on a fully-diluted basis (other than directors' qualifying shares, if any); or (iii) Advanta Corp. shall cease to own, directly or indirectly, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of Advanta Leasing Holding Corp.

                 "Charged-Off Ratio" means, as of the last day of any Collection Period, a percentage equal to (a) 12 times the excess of (x) the sum of the aggregate Contract Principal Balance of all Charged-Off Contracts which became Charged-Off Contracts during such Collection Period, over (y) the sum of all disposition proceeds and Recoveries received during such Collection Period, divided by (b) the Contract Principal Balance of all Series ________ Contracts at the beginning of the related Collection Period.

                 "Closing Checklist" means the list of closing documents required to be delivered on the Series ________ Closing Date.

                 "Compensating Interest Requirement" means with respect to any Settlement Date, the product of (x)(i) the Aggregate Notional Balance applicable to such Settlement Date, minus (ii) the Series ________ Note Balance outstanding immediately prior to such

Settlement Date and (y) the Average Swap Rate minus the Average Floating Rate, each as applicable to the related Collection Period and calculated for such Collection Period on the basis of a year of 360 days for the actual number of days elapsed; provided, that if such amount is a negative number, then the Compensating Interest Requirement shall be zero for the related Settlement Date, provided, further that if Servicer ever deposits to the Series _________ Facility Account an aggregate cumulative amount in respect of Compensating Interest Requirements of $_____________ then the Compensating Interest Requirement shall thereafter be zero.

                 "Delinquency Ratio" means, at any time, a percentage equal to
(i) the aggregate Contract Balance Remaining of all Series ______ _ Contracts that were Delinquent Contracts at such time, divided by (ii) the aggregate Contract Balance Remaining of all Series ________ Contracts at such time.

                 "Discounted Booked Residual" means, with respect to any Series ________ Contract as of any date, the present value as of such date of the Booked Residual with respect thereto, discounted at the Applicable Discount Rate.

                 "Early Collection Fee" means, with respect to any Settlement Date, the amount specified by the Agent as the "Early Collection Fee" in the notice delivered pursuant to Section 3.02 hereof.

                 "Eligible Booked Residuals" means, on any date of determination, with respect to all Series ________ Contracts, the product of
(i) the present value of the Booked Residuals discounted by the Applicable Discount Rate and (ii) __%.

                 "Eligible Contracts" means, at the time of Pledge, a Series ________ Contract with respect to which:

                 (a) (i) is with a User whose billing address is in the United States or its territories and possessions and requires all payments under such Contract to be made in United States dollars and
         (ii) is with a User who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories,

                 (b) has not had any of its terms, conditions or provisions modified or waived other than in compliance with the Credit and Collection Policy and has not been restructured at any time when such Contract was a Delinquent Contract,

                 (c) which constitutes "chattel paper" within the meaning of Section 9-105(b) of the UCC of all applicable jurisdictions (other than a Contract which is a loan in form and does not purport to evidence a security interest in goods within the meaning of Section 9-105(h) of the UCC of all applicable jurisdictions) and there is only one original of such Contract that constitutes "chattel paper" for purposes of the _________________ and ____________________,

                 (d) does not contravene any applicable federal, state and local laws, and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of such Contract thereto is in violation of any applicable law, rule or regulation,

                 (e) satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

                 (f) if a Municipal Contract, does not have an Contract Principal Balance that, when aggregated with the Contract Principal Balances of all other Municipal Contracts included as Series ________ Contracts, that exceeds __% of the aggregate Contract Principal Balance of all Series ________ Contracts,

                 (g) as of the related Pledge Date, is not a Delinquent Contract; provided, that with respect to the Contracts Pledged on (and only on) the initial Pledge Date, up to $________________ in aggregate Contract Balance Remaining as of the related Cut-Off Date may be represented by Delinquent Contracts,

                 (h) as of the related Pledge Date (other than a Contract which is a loan in form), (i) contains "hell or high water" provisions requiring the related User to assume all risk of loss or malfunction of the related Equipment, and (ii) makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off, counterclaim, or other defense (other than the discharge in bankruptcy of such related User) and without any right to prepay the Contract or any contingencies tied to the Series Obligors,

                 (i) when aggregated with the sum of the Contract Principal Balance of the Series ________ Contracts of a single User shall not be greater than the product of (i) ____% and (ii) the Series ________ Note Balance outstanding,

                 (j) creates a valid and enforceable security interest in favor of the Contributor in the related Equipment, if any,

                 (k) is free and clear of any Adverse Claims, other than the claims arising pursuant to this the Series ________ Supplement and Master Agreement and the Transaction Documents; provided, however, that nothing in this Section (k) shall prevent or be deemed to prohibit the Contributor from suffering to exist upon such Contract any Adverse Claim for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Contributor shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto,

                 (l) is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Equipment, if any, thereunder and of the benefits of any security granted thereunder;

                 (m) does not provide for the substitution, exchange, or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

                 (n) by its terms is due and payable on or within ___ months of the applicable Pledge Date and, in either event, has not had its payment terms extended other than in compliance with the Credit and Collection Policy;

                 (o) arises under a Contract in substantially the form of one of the form contracts set forth in Exhibit E hereto or otherwise approved by the Agent in writing, which is in full force and effect and constitutes the legal, valid and binding obligation of the related User enforceable against such User in accordance with its terms subject to no offset, counterclaim or other defense (other than the discharge in bankruptcy of such User);

                 (p) (i) does not preclude the pledge, transfer or assignment thereof, (ii) does not require the consent of the User to the pledge, assignment or transfer thereof, and (iii) does not contain a confidentiality provision that purports to restrict the ability of the Trustee to exercise its rights under the Series _____ Related Documents with respect thereto, including, without limitation, its right to review the Contract; and

                 (q) was (i) originated or purchased by the Contributor in the ordinary course of its business and (ii) approved and purchased or funded in the ordinary course of the Contributor's business;

                 (r) is with a User that is not the User of any Charged-Off Contract;

                 (s) except with respect to the Series ________ Contracts which are the subject of the initial Pledge, is not and has never been a Charged-Off Contract;

                 (t) either (i) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (ii) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended;

                 (u) has not been designated by the Agent in a written notice delivered to the Obligors' Agent as a Contract or member of a class of Contracts that is not acceptable as an Eligible Contract, including, without limitation, because such Contract arises under a Contract that is not acceptable to the Agent, and

                 (v) in the case of a Non-Monthly Payment Contract, does not have a Contract Principal Balance that, when aggregated with the Contract Principal Balances of all other Series _______ Contracts which are Non-Monthly Payment Contracts, exceeds __% of the aggregate Contract Principal Balance of all Series ________ Contracts.

                 "Funding Agreement" means this Series ________ Supplement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

                 "Hedging Agreement" means any swap agreement (i) providing for the Series Obligors to pay fixed interest rate payments in exchange for receiving payments based on a weighted average floating rate calculated off of the daily "H-15" commercial paper rate for related calendar month, (ii) issued by a Swap-holder, (iii) purchased by the Obligors' Agent with respect to all or a portion of the Series ________ Contracts, as the same may be modified from time to time in accordance with the terms hereof and shall include any supplemental or replacement Hedging Agreement and (iv) approved by the Agent. Under each Hedging Agreement, payments due by one party will be net of payments due to the other, and the party owing such net amount shall then remit the difference to the other party by ACH or such other means specified herein.
Each Hedging Agreement shall provide that if the Swap-holder for such agreement is downgraded below AA- by S&P or Aa3 by Moody's, the Swap- holder shall be responsible for finding a replacement Swap-holder that fulfills the Rating Criteria within 30 days of such downgrade. Each Hedging Agreement executed after the date hereof shall contain a "non-petition clause" with respect to the Series Obligors.

                 "Interest Period" means, with respect to any Settlement Date, the prior Collection Period.

                 "LIBO Rate" has the meaning set forth in the_________________.

                 "Liquidity Termination Date" means _____________________, provided, that such Liquidity Termination Date may be extended by an additional six calendar months on the last Business Day of ______________ and _______________of each year, commencing with ________, if the Obligor's Agent gives the Trustee and the Agent written notice not later than forty-five (45) days prior to the end of such _____________ or _____________ as the case may be, and the Agent provides the Series Obligors with its written consent to such extension not later than thirty (30) days after receipt of the Series Obligors' Notice.

                 "Master Agreement" shall mean, for purposes of this Series ________ Supplement, the Master Business Receivables Asset-Backed Financing Facility

Agreement, dated as of __________________, among the Series Obligors, the Servicer and the Trustee (without regard to Supplements for other Series), as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "Monthly Interest" means, with respect to any Settlement Date, the amount specified by the Agent in the notice delivered pursuant to Section
3.02 hereof, as calculated by the Agent pursuant to Section _________ of the
__________________________.

                 "Monthly Principal Collections" shall mean, with respect to any Collection Period, the sum, without duplication, of (i) all Contract Principal received (or, in the case of the principal portion of any Advance Payment, applied) with respect to the Series _____________ Contracts and relating to such Collection Period, (ii) an amount equal to the Contract Principal Balance of each Series ________ Contract as to which a Prepayment was received with respect to the Series ______________ Contracts during such Collection Period or (iii) the amount described in clause (a) of the definition of "Prepayment Amount" with respect to all Prepayment Amounts received with respect to the Series ______________ Contracts during such Collection Period.

                 "Noteholder's Carryover Interest" means, with respect to or, Settlement Date, the amount of Monthly Interest due on the prior Settlement Date but not paid on such prior Settlement Date, plus interest thereon from such prior Settlement Date, calculated using the interest rate applicable to the Series ________ Note for such Settlement Date, all as determined by the
___________.

                 "Pledge" means the transfer and assignment by the Series Obligors hereunder to the Trustee for the benefit of the Series ______ _ Noteholders in accordance with Section 1.02 or 1.03 here of in and to specified Pledged Property related thereto.

                 "Pledge Date" means each Business Day on which a Pledge occurs pursuant to the terms of this Series ________ Supplement.

                 "Pledge Notice" has the meaning specified in Section 1.03 hereof.

                 "Pledged Property" means, with respect to the Series ________ Trust Estate, each Series ________ Contract, together with all associated property and rights with respect thereto described in clauses (2) through (7) of the definition of Series ________ Trust Estate.

                 "Principal Increase Date" has the meaning specified in Section 4.01(b).

                 "Record Date" means, with respect to any Settlement Date, the close of business on the Business Day preceding such Settlement Date.

                 "Redemption Price" has the meaning specified in Section 6.02 hereof.

                 "Refinance Proceeds" shall mean with respect to any Collection Period, any proceeds of the issuance of a new series of notes or the issuance of certificates in connection with a securitization of receivables, or otherwise remitted to the Trustee by the Series Obligors, and in each case, designated by the Series Obligors as Refinance Proceeds with respect to the Series ________ Note, in each case remitted to the Trustee on the Settlement Date following such Collection Period for deposit into the Series _________Facility Account and application in accordance with Section 3.03(a) hereof.

                 "Required Amortization Event" means the earliest to occur of the following:

                 (a) failure of the Series Obligors, due to a lack of supply of Eligible Contracts, to pledge Series ________ Contracts to the Trustee on a Settlement Date during the Revolving Period with an aggregate Contract Principal Balance at least equal to the sum of (i) the aggregate Monthly Principal Collections with respect to the applicable Collection Period plus (ii) the excess, if any, of the Required Reserve on such Settlement Date over the actual amount of the Reserve;

                 (b)      any Event of Default or any Event of Servicer
Termination;

                 (c)      a Change of Control;

                 (d) the Tangible Net Worth of Advanta Leasing Holding Corp. is below $____________ for a period in excess of 30 consecutive calendar days; and

                 (e) any obligation of ABS to repay Indebtedness in excess of $____________ then outstanding shall be in default, and shall have been accelerated by the lender thereunder.

                 "Required Reserve" means, on any date of determination, the greater of (a) ____% of the Series Limit, and (b) an amount equal to _______________:

                 "Reserve" means, on any date of determination, the excess, if any, of (i) the aggregate Contract Principal Balance of all Series ________ Contracts on the date of determination plus the Eligible Booked Residuals, over
(ii) the Series ________ Note Balance outstanding on such date of determination.

                 "Reserve Percentage" means ___%.

                 "Reserve Requirement" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Residual Realization" means with respect to each Series ________ Contract that has reached the end of its term or has otherwise been terminated during any previous

Collection Period (other than a Charged-Off Contract) and with respect to which the Equipment has been sold during the related Collection Period, an amount equal to (a) Residual Receipts received by the Servicer with respect to such Series ________ Contract divided by (b) the Discounted Booked Residual of such Contract.

                 "Revolving Period" means the period from the initial Pledge Date to but excluding the Revolving Period Termination Date.

                 "Revolving Period Termination Date" means the earlier to occur of___________________________________.

                 "Series Limit" means $________________.

                 "Series Termination Date" means, with respect to the Series ________ Note, the Settlement Date occurring on the __th month following the month in which the Revolving Period Termination Date occurs.

                 "Series Trust Estate" shall have the meaning set forth in
Section 1.02 hereof.

                 "Series Closing Date" shall mean _______________________.

                 "Series ________________ Contract" means each Contract listed on a List of Contracts attached to a Pledge Notice which is delivered in connection with a Pledge of Pledged Property with respect to the Series ________ Trust Estate, and which Contract (a) has not been released from the Series ________ Trust Estate as provided herein or in the Master Agreement and
(b) is not a Charged-Off Contract.

                 "Series __________________ Facility Account" means the ______________________ Account.

                 "Series ________ Monthly Remittance Amount" means, with respect to any Settlement Date, the aggregate amount of Collections received by the Servicer during the prior Collection Period with respect to the Series ________ Trust Estate (other than Collections representing Advance Payments until such Advance Payments are applied as Collections), together with all Servicing Advances paid by the Servicer with respect to such Settlement Date pursuant to Section 3.06 hereof.

                 "Series ____________ Note" shall mean any one of the Series ________ Notes executed by the Series Obligors, jointly and severally, in favor of the Agent and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto, and any replacement therefore.

                 "Series ________ Note Balance" shall mean, for any date of determination, an amount equal to (a) $________________ plus (b) the aggregate principal amount of any Additional Principal Amounts paid by the Series __________ Noteholders pursuant to Section

4.01(b) hereof on or prior to such date of determination minus (d) the aggregate amount of payments of principal paid to the Series __________ Noteholders pursuant to Section 3.03(b)(i) hereof prior to such date of determination.

                 "Series _____________ Noteholder" shall mean the _________.

                 "Series ________ Event of Default" has the meaning specified in Section 5.01 hereof.

                 "Series ________ Related Documents" means, collectively, this Series ___________ Supplement, the Fee Letter, the Hedging Agreement(s), the Master Agreement, the Contribution Agreement, the Series ________ Notes and all other instruments, documents, financing statements and agreements executed and delivered by the Series Obligors in connection herewith or therewith and each Contribution Agreement Supplement executed pursuant thereto with respect to the Series ________ Trust Estate.

                 "Servicer's Certificate" means a report with respect to Series ________, in substantially the form of Exhibit D hereto (appropriately completed), furnished by the Servicer to the Trustee and the Agent pursuant to
Section 6.06 of the Master Agreement.

                 "Servicing Fee" means as of any Settlement Date, an amount equal to one-twelfth of ______% of the average Contract Principal Balance of the Series ________ in the prior Collection Period, payable on each Settlement Date to the Servicer as compensation for the performance of its duties under the Master Agreement.

                 "Settlement Date" means, the 20th of each month hereafter (or if the 20th of any such month is not a Business Day, then on the next succeeding Business Day) commencing with ____________.

                 "Swap Contract" means a Hedging Agreement which is not a Cap Agreement.

                 "Swap Rate" means, with respect to any Settlement Date, the rate pursuant to which Payments to be made by the Series Obligors are calculated under the applicable Hedging Agreement.

                 "Swap-holder" means any financial institution having the legal authority and corporate power to issue Hedging Agreements and which possesses a rating of at least AA- by S&P and Aa3 by Moody's.

                 "Tangible Net Worth" means, with respect to Advanta Leasing Holding Corp., the excess, if any, of (a) its consolidated total assets (less the book value of its consolidated intangible assets) over (b) its consolidated total liabilities, in each case, determined in accordance with generally accepted accounting principles.

                                  ARTICLE III

                        DISTRIBUTIONS AND STATEMENTS TO
           SERIES ____________ NOTEHOLDER; SERIES SPECIFIC COVENANTS

                 SECTION 3.01. Series Facility Account. (a) The Trustee, for the benefit of the Series ________ Noteholder, shall establish and maintain an
account (the "Series              Facility Account") as a segregated trust
account in the Trustee's corporate trust department, identified as the "Facility Account for Advanta Master Asset-Backed Facility Agreement, in trust for the registered Holder of the Series ____________ Note." The Trustee shall make or permit withdrawals from the Series ______________ Facility Account only as provided in this Series ________ Supplement.

                 (b) On each Settlement Date, the Trustee shall transfer the Series __________ Monthly Remittance Amount with respect to such Settlement Date from the Master Facility Account to the Series ________ Facility Account.

                 (c) On each Settlement Date, the Trustee shall deposit to the Series ___________ Facility Account each payment, if any, received by the Trustee from the Swap-holder pursuant to the terms of the Hedging Agreements.

                 (d) On each Settlement Date, ABS (whether or not ABS is then the Servicer) shall deposit to the Series ___________ Facility Account the Compensating Interest Requirement then due;

                 (e) The Trustee shall deposit to the Series ________ Facility Account all Refinance Proceeds remitted to it by the Series Obligors in New York automated clearing house funds, within one Business Day after its receipt thereof;

                 (f) The Trustee shall deposit to the Series ________ Facility Account any Crossover Amounts required to be deposited therein from other Series assigned to Group A, as provided in the Series Supplement(s) relating to such other Series; and

                 (g) Notwithstanding the foregoing, the Trustee and/or the Servicer may deduct from amounts otherwise specified for deposit to the Series ___________ Facility Account any amounts previously deposited by the Trustee into the Series __________ Facility Account but which are (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

                 SECTION 3.02. Notice of Amounts Due. On each Determination Date the _____________ shall send to the Servicer a notice in the form of Exhibit B hereto, in which the ______________ certifies the amounts described in clauses fifth, sixth, seventh and twelfth of Section 3.03(a) hereof for the related Settlement Date.

                 SECTION 3.03.    Distributions from Series Facility Account.
(a) On each Settlement Date, the Trustee (based solely on the information set forth in the related Servicer's Certificate) shall allocate and distribute funds on deposit in the Series _____________ Facility Account in the following order of priority, without duplication:

         first, to pay to any Persons that mistakenly deposited funds into the Series __________ Facility Account, such mistakenly deposited funds;

         second, to each Swap-holder, an amount equal to the payment then due to it pursuant to any Hedging Agreement, if any;

         third, if ABS or any Affiliate thereof is not then the Servicer, to the Servicer, in payment of any Servicing Fee then due;

         fourth, to the Servicer, an amount necessary to reimburse the Servicer for any unreimbursed Servicer Advances;

         fifth, to the Series ________ Noteholder, for the benefit of the applicable Purchasers, the Monthly Interest due on such Settlement Date, plus the Noteholder's Carryover Interest, if any;

         sixth, to the Series ________ Noteholder, for the benefit of the applicable Purchaser(s), the Early Collection Fee then due;

         seventh, to the Series ________ Noteholder, for the benefit of the applicable Purchaser(s), any other fees due under the Fee Letter;

         eighth, to the Series ________ Noteholder, for the benefit of the applicable Purchaser(s), in payment of principal, the Contract Principal Balance of any Series ________ Contract which became a Charged-Off Contract during the prior Collection Period; provided, however, that if such Settlement Date occurs during the Revolving Period, no distribution shall be required to be made pursuant to this clause eighth, to the extent that the Series Obligors pledge Pledged Property on such Settlement Date in the amount of such Contract Principal Balance of such Charged-Off Contract;

         ninth, (a) if such Settlement Date occurs during the Revolving Period, and after giving effect to any Pledges of Pledged Property made on such Settlement Date, the Reserve equals or exceeds the Required Reserve, to the Series Obligors, in consideration of the Pledge and delivery of Pledged Property on such Settlement Date, in an amount equal to the sum (without duplication) of the aggregate Monthly Principal Collections with respect to the prior Collection Period and if after giving effect to any Pledges of Pledged Property made on such Settlement Date, the Reserve is less than the Required Reserve, the Series Obligors shall contribute additional Eligible Contracts as provided in Section 1.03(c) herein or, to the extent additional assets are unavailable, use such Collections to reduce the

         Series ________ Note Balance until the Reserve equals or exceeds the Required Reserve, and (b) if such Settlement Date occurs after the Revolving Period, to the Agent on behalf of the Series _______ Noteholders, in payment of the Series __________ Note Balance, in an amount equal to the Monthly Principal Collections with respect to the prior Collection Period;

         tenth, to the Series ________ Noteholder, for the benefit of the applicable Purchaser(s), in prepayment of the Series ________ Note Balance, in the amount equal to the excess (if any) of the Required Reserve over the then actual amount of the Reserve (after taking into account all payments applied under the preceding clauses eighth and ninth);

         eleventh, if ABS or any Affiliate thereof is then the Servicer, to the Servicer, in payment of any Servicing Fee then due;

         twelfth, to the Series ________ Noteholder, for the benefit of the applicable Purchaser(s), in payment of any other amounts owing to the Series _______ Noteholder or the Agent under the Series ________ Related Documents; and

         thirteenth, the balance, if any, to the Obligors' Agent for the benefit of the applicable Series Obligor(s), or as otherwise directed by it in writing;

provided, that notwithstanding such priorities, any Refinance Proceeds shall be applied as directed in writing by the Obligor's Agent.

                 (b) All payments to the Series _____________ Noteholder hereunder shall be made on the Settlement Date to the Agent for the benefit of the applicable Purchaser(s) by wire transfer of immediately available funds to an account designated in writing in the form of Exhibit C hereto delivered to the Trustee on or prior to the related Determination Date without presentation or surrender of the Series _____________ Note or the making of any notation thereon. Any designation by the Agent of an account for receipt of wire transfers pursuant to the preceding sentence shall be a standing instruction, effective with respect to the applicable distribution date and all subsequent distribution dates thereafter until revoked. In the absence of such timely wire transfer instructions, payment will be made by cashiers check sent by overnight courier to the Agent at the address designated pursuant to Section 7.01. All reasonable costs and expenses incurred by the Trustee in connection with the distribution of the payments to the Series ___________ Noteholder as set forth in this Section 3.03(b) shall be paid by the Servicer.

                 (c) The Servicer will perform the duties of the calculation agent under each Hedging Agreement and the Servicer and the Trustee hereby acknowledge such appointment.

                 (d) By virtue of its acceptance of the Series ___________ Note, the Agent on behalf of the applicable Purchaser(s) shall be deemed to have agreed that it will have no direct right of action against any Swap-holder for any failure to make any payment due under the related Hedging Agreement; provided, that the Trustee shall, and is hereby granted by the Obligors' Agent, the right to proceed against any Swap-holder for any failure to make any payment due under the related Hedging Agreement.

                 (e) If not theretofore paid in full, all amounts outstanding with respect to the Series ________ Note shall be due and payable on the Series Termination Date.

                 SECTION 3.04. Reporting Requirements. (a) The Servicer shall send to the Agent, a copy of each Servicer's Certificate with respect to each Collection Period, such Servicer's Certificate to be in the form of that attached hereto as Exhibit D, at the same time as the Servicer sends such Servicer's Certificate to the Trustee.

                 (b) By January 31 of each calendar year, commencing January 31, 1998, the Servicer shall prepare and distribute to the Trustee and to the Agent a statement containing such information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary or may reasonably be requested by the Agent to enable the Purchasers to prepare their tax returns.

                 (c) The Servicer and the Trustee shall furnish to the Agent during the term of this Series ________ Supplement, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate as shall be requested by the Agent, all such reports or information to be provided by and in accordance with reasonable instructions and directions as the Agent may reasonably require and
as the Servicer and the Trustee may reasonably be able to produce.   In
furtherance of, and not in limitation of the foregoing, there shall be delivered to the Agent by the Trustee, promptly following the Trustee's receipt thereof, copies of (i) each Servicer's annual compliance statement delivered to the Trustee pursuant to Section 6.07 of the Master Agreement, and (ii) each financial statement and report delivered to the Trustee pursuant to Section
6.08 of the Master Agreement. The Trustee's obligation under this Section 3.04(c) shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

                 (d) The Trustee shall promptly, after any Responsible Officer's receipt of copies thereof, or any Responsible Officer acquiring actual knowledge thereof, send to the Agent (at the Servicer's expense):

                      (i) Written notice of any breach by the Contributor, the Series Obligors or the Servicer of any of their respective representations, warranties or covenants made in any of the Series ________ Related Documents to which it is a party;

                      (ii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section 6.07 of the Master Agreement;

                    (iii) A copy of each financial statement, Independent Accountant's review, notice and report delivered to the Trustee pursuant to Sections 6.08 and 12.04 of the Master Agreement;

                     (iv) Written notice of the occurrence of any Series Event of Default, Required Amortization Event or Event of Servicer Termination;

                      (v) Written notice of any failure of the Trustee to conform to the eligibility requirements for the Trustee pursuant to
         Section 11.08 of the Master Agreement;

                     (vi) Written notice of the appointment of any co-trustee or separate trustee by the Trustee pursuant to Section
         11.15 of the Master Agreement; and

                    (vii) Copies of all other financial statements, reports, information and/or notices as may be reasonably requested by the Agent and, in each case, which has been received by or is otherwise in the possession of the Trustee or to which the Trustee would have access or would be entitled to receive or request in accordance with the terms of the Master Agreement;

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Agent to the extent that the Trustee has itself received or has knowledge of the related information. Except as may be specifically provided herein, the Trustee shall have no obligation to seek to obtain any such information.

                 SECTION 3.05. Compliance With Withholding Requirements. Notwithstanding any other provisions of this Series ________ Supplement or the Master Agreement to the contrary, the Trustee, for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to the Agent on behalf of the Purchasers as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the Agent on behalf of the applicable Purchasers for all purposes of this Master Agreement. In no event shall the consent of the Agent or any Purchasers be required for any such withholding.

                 SECTION 3.06. Servicer Advances. No later than one Business Day preceding each Settlement Date, the Servicer shall make a Servicer Advance for each Contract which is a Delinquent with respect to each Overdue Payment as of the related Calculation Date in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the related Collection Period (and not previously covered by an unreimbursed Servicer Advance); provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.06 which the Servicer determines in its sole discretion and in accordance with its customary servicing practices is unlikely to be eventually repaid from Scheduled Payments or from Residual Receipts made by or on behalf of the related User. On each Determination Date, the Servicer shall deliver to the Trustee and the Agent the Servicer's Certificate listing the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period as of the related Calculation Date which it has determined, in its sole discretion and in accordance with its customary servicing practices, is likely to be recoverable from the related Users and in respect of which the Servicer shall so make Servicer Advances. The Servicer shall remit any Servicer Advances to the Series ___________ Facility Account for application in accordance with the terms of Section 3.03.

                 SECTION 3.07. Special Covenants and Acknowledgements. (a) With respect to the Series ________ Note, each Series Obligor and the Obligors' Agent does hereby represent and warrant, as of the initial Pledge Date and each Subsequent Pledge Date:

                          (i) Insolvency. None of the Series Obligors or the Obligors' Agent is insolvent and none of them will be rendered insolvent by the transactions contemplated by this Agreement, the Master Facility Agreement and each Series _______ Related Document to which it is a party.

                          (ii) Principal Place of Business. Exhibit F hereto set forth the principal place of business and chief executive office and, the location of the Contract Files for each Series Obligor and the Obligors' Agent.

                          (iii) Valid Pledge. It is the intention of each Series Obligor and the Obligors' Agent that each Pledge herein contemplated constitutes the grant of a perfected, first priority security interest in all Pledged Property (other than any Equipment having a value of $25,000 or less) to the Trustee.

                          (iv) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Series Obligor and the Obligors' Agent of this Agreement, the Master Facility Agreement and each Series ________ Related Document to which it is a party except for such authorizations, approvals, actions, notices and filings as have already been obtained, taken or made in connection with Municipal Contracts.

                          (v) Accuracy of Information. All information heretofore furnished in writing by either Series Obligor, or the Obligors' Agent to the Trustee or to the Agent for purposes of or in connection with this Agreement, the Master Facility Agreement and each Series _______ Related Document to which it is a party or any Pledge is true, accurate and complete in every material respect on the date such information is stated or certified.

                         (vi) Names. In the past two years, none of the Series Obligors or the Obligors' Agent has used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                          (vii) No Adverse Selection. The Eligible Contracts have been, and will be, selected by the Obligors' Agent in a manner that is not adverse to the interests of the Trustee or the Series ________ Noteholder.

                 (b) With respect to the Series ________ Note, the Series Obligors, the Obligors' Agent and the Servicer do hereby acknowledge and agree that:

                          (i)     the Agent and its duly authorized
         representatives, attorneys or accountants shall have the same access to the documentation relating to the Series ________ Trust Estate as the Trustee is provided pursuant to Section 6.09 of the Master Agreement;

                          (ii) the Servicer shall indemnify the Agent to the same extent and on the same terms as the Trustee, pursuant to Section
         8.01 of the Master Agreement;

                          (iii) the prior written consent of the Agent shall be required for either Series Obligor to take any action described in
         Section 14.03(a) or 14.03(b) of the Master Agreement;

                          (iv) the Servicer shall give the Agent notice of any return of final payment given to the Trustee pursuant to Section
         5.06 of the Master Agreement, at the same time such notice is given to the Trustee;

                          (v) each Series Obligor hereby confirms and acknowledges that, by its execution hereof, (a) it shall be deemed to be a party to the Master Agreement and to the Contribution Agreement for the purpose of making all representations, warranties and covenants, and being bound by all obligations, applicable to an Obligor thereunder, to the extent (and only to the extent) such representations, warranties, covenants and obligations relate to the Series _______ Note and/or the Series ________ Trust Estate and (b) it confirms the right and ability of the Obligors' Agent to executive any and all Series ________ Documents on behalf of such Series Obligor, and that the Obligors' Agent's signatory thereon shall have the same force and effect as of each of the Series Obligors were a direct signature thereto;

                          (vi) the parties hereto acknowledge that the Agent is the "Series Controlling Party" with respect to the Series _________ Note for purposes of the Master Agreement;

                          (vii) there are no "Support Default" events with respect to the Series________ Note;

                          (viii) the "Series Trustee Secured Obligations" and the "Series Secured Obligations" with respect to the Series _________ Note shall mean, collectively (x) any amounts due to the Agent hereunder, either in its individual capacity or on behalf of the Purchasers, (y) any fees and expenses due to the Trustee with respect to the Series _______ Note and (z) any payments due to any Swap-holder with respect to the Series _______ Note;

                          (ix) the "Series Secured Parties" with respect to the Series __________ Note are the Trustee, the Agent and each Swap-holder with respect to the Series ________ Note;

                          (x) the "Original Servicer Fee Rate" with respect to the Series ________ Note is the Servicing Fee;

                          (xi) the "Original Issue Date" with respect to the Series ________ Note is__________________;

                          (xii) the Servicer shall not accept any Prepayment unless the amount received in connection therewith is at least equal to the related Prepayment Amount as of such date, or, if less, unless the Servicer makes a non-recoverable deposit to the Master Facility Account in the amount of any shortfall; and

                          (xiii)  the Servicer acknowledges that it has
previously made all required Servicer Advances with respect to the Series _____________ Contracts which are the subject of the initial Pledge.

                 (c) With respect to the Series ________ Note, the parties hereto acknowledge that the reduction of Advanta Corp. long-term, senior unsecured debt below BB- by S&P or below Ba3 by Moody's shall constitute an additional Event of Servicer Termination.


                                   ARTICLE IV
                 SERIES PRINCIPAL AMOUNT FOR SERIES __________

                 SECTION 4.01.    Increasing the Series ________ Note Balance.
(a) The Trustee shall deliver the Series ________ Note when authenticated as directed in writing by the Series Obligors, and in accordance with Section 5.01 of the Master Agreement.

                          (b) (i) The Series ________ Noteholder agrees, by its
acceptance of the Series ________ Note, that the Obligors' Agent may on any Business Day (a "Principal Increase Date") prior to the Revolving Period Termination Date, request upon not less than three (3) Business Days' prior notice to the Agent, the Servicer and the Trustee and upon satisfaction of the conditions set forth in the _______________ Agreement that the Purchasers increase their respective investment in the Series ________ Note in specified amounts (each such amount, an "Additional Principal Amount"), but not in excess of the Series Limit.

                 (ii) Except as otherwise provided in subsection (c) below, no such investment shall occur unless the conditions set forth in Article IV of the Note Purchase Agreement are satisfied (or are waived in writing by the Agent).

                 (c) If the Purchasers make such additional investments, the Agent shall remit the related Additional Principal Amount to the Trustee on behalf of the Series Obligors, and, in consideration of the applicable Purchaser's or Purchasers' payment of the amount of the Additional Principal Amount, the Servicer shall notify the Trustee of the amount of such Additional Principal Amounts and shall appropriately note such Additional Principal Amounts (and the increased Series ________ Note Balance) on the next succeeding monthly Servicer's Certificate.

                 The Agent shall and is hereby authorized to record on the grid attached to the Series ________ Note (or at the Agent's option, in its internal books and records) the date and amount of any Additional Principal Amount paid by it on behalf of the Purchasers, and each repayment thereof; provided, that failure to make any such recordation on such grid or any error in such grid shall not adversely affect the Agent's rights with respect to the full Series ____________ Note Balance and its right to receive interest payments in respect of the Series _________ Note Balance.

                 On each Principal Increase Date, upon the satisfaction of the conditions described above, the Agent shall remit the amount of the related Additional Principal Amount to the Trustee on behalf of the Series Obligors no later than 2:00 p.m. (New York City time) in immediately available funds.


                                   ARTICLE V
                            SERIES EVENTS OF DEFAULT

                 SECTION 5.01. Series Events of Default. If any one of the following shall occur:

                 (a) The Series Obligors or the Servicer shall fail to make when due any payment or deposit required hereunder or under any other Series ________ Related Document, or ABS shall fail to make when due a payment of Compensating Interest, in any case on or before the date occurring three Business Days after the date such payment or deposit shall become due.

                 (b) (i) Either Series Obligor shall fail to perform or observe any covenant of it set forth in any Series ____________ Related Document, which failure has a material adverse effect on the Series ________ Noteholder hereunder and such failure shall remain unremedied for thirty (30) Business Days after receipt by the Obligors' Agent of written notice thereof by the Trustee or the Agent,

                          (ii)  The Contributor fails to repurchase, within the
time period specified therein, from the Series Obligors any Series ________ Contract with respect to which a breach of any representation or warranty listed in Section 3 of any Contribution Agreement Supplement relating to the Series ________ Note has occurred,

                          (iii) ABS shall fail to perform or observe any covenant (other than the covenant described in clause (b)(ii) above) of it set forth in any Series _________Related Document, which failure has a material adverse effect on the Series ________ Noteholder hereunder and such failure shall remain unremedied for thirty (30) Business Days after receipt by the Obligors' Agent of written notice thereof by the Trustee or the Agent,

                 (c) (i) Any representation or warranty made by the Series Obligors or in any Series ___________ Related Document or in any other document delivered pursuant thereto, (x) shall prove to have been incorrect when made or deemed made and continues to be incorrect for a period of thirty (30) Business Days after the earlier to occur of (1) the discovery thereof by a Series Obligor or (2) the receipt by the Obligors' Agent of written notice thereof from the Trustee or the Agent and (y) as a result of such error, the interests of the Trustee and/or the Series Secured Parties are materially and adversely affected, or

                          (ii) any representation or warranty made by ABS in any Series _____________ Related Document or in any other document delivered pursuant thereto, (x) shall prove to have been incorrect when made or deemed made and continues to be incorrect for a period of thirty (30) Business Days after the earlier to occur of (1) the discovery thereof by a ABS or (2) the receipt by ABS of written notice thereof from the Obligors' Agent, the Trustee or the Agent and (y) as a result of such error, the interests of the Trustee and/or the Series _______ Noteholder are materially and adversely affected.

                 (d) An Insolvency Event shall occur with respect to any Series Obligor.

                 (e) As of the end of any Collection Period the rolling average for the three prior Collection Periods (including the Collection Period just ended) with respect to the Delinquency Ratio shall exceed __%.

                 (f) As of the end of any Collection Period the Delinquency Ratio for such Collection Period shall exceed ____% for such Collection Period.

                 (g) As of the end of any Collection Period, the rolling average for the three prior Collection Periods (including the Collection Period just ended) with respect to the Charged-Off Ratio shall exceed _____%.

                 (h) For any Collection Period, the average Residual Realization is less than ___%.

                 (i) If ABS makes payments under Section 3.01(d) hereof with respect to Compensating Interest Requirements in an aggregate, cumulative amount in excess of $__________________.

then, in the case of any event described in subparagraph (d) above, such Series Event of Default shall occur without any notice or any other action. In the case of any event described in the other remaining lettered paragraphs above, subject to applicable law and subject to the applicable cure periods stated within, a Series Event of Default shall occur after written notice has been provided to the Series Obligors by the Trustee or the Agent, upon the occurrence of such event; provided, that in the case of any event described in subparagraphs (e), (f) or (g) such Series Event of Default shall not occur if the Series Obligors are able to remedy the default by transferring additional Pledged Property as provided in Section 1.03(b) hereof; provided, further, that the Agent must consent to any such remedy.

                 If a Series Event of Default occurs, the Series ________ Note shall automatically become due and payable. At any time following such declaration of acceleration, the Agent shall have the right to liquidate the Series ________ Trust Estate and retain the proceeds thereof remaining after the payment of any unpaid fees and expenses of the Trustee with respect to the Series ________ Note (but only to the extent of the Series ________ Note Balance and any interest thereon (including any Compensating Interest which is due from ABS but which remains unpaid) which has accrued and remains unpaid, plus any unpaid fees due under the Fee Letter, and any other amounts owing to the Series ________ Noteholders or the Agent under the Series ________ Related Documents). Any remaining proceeds from the liquidation, after payment of the such amounts shall be paid to the Series Obligors.


                                   ARTICLE VI
                           PREPAYMENT AND REDEMPTION

                 SECTION 6.01. Mandatory Prepayment. Notwithstanding any limitation on recourse contained in this Series ________ Supplement or the Master Agreement, if:

                 (a) on any day, any Series ________ Contract is discovered not to have been an Eligible Contract on its applicable Pledge Date, or

                 (b) on any day, the Contract Principal Balance of a Series ________ Contract is partially reduced as a result of any discount or adjustment by the Obligors' Agent, either of the Series Obligors, or the Servicer, then the Series Obligors shall, on or prior to the Business Day preceding the next following Settlement Date, deliver to the Servicer for deposit in the Series ________ Facility Account (i) in the case of an event described in (a) above, the related Prepayment Amount and (ii) in the case of an event described in (b) above, an amount equal to the amount of such reduction, provided, that if such discount or reduction is in effect at a time when a Contract is a Delinquent Contract, then the full Prepayment Amount shall be so delivered. Upon payment in full by the Obligors' Agent to the Servicer of such amounts in respect of a Series ________ Contract described in the foregoing clause (a) or (b), the security interest of the Trustee in the related Series ________ Contract and the Related Security shall be deemed released, and the Trustee shall, upon request, promptly deliver to the Series Obligors any documents in the Trustee's possession evidencing the Series ________ Contract and its interest in such Equipment related thereto and such Related Security. The Trustee shall take all necessary actions to ensure that such security interest is released, including, at the Series Obligors' expense, execute such UCC-3 assignments, termination statements and other documents as may reasonably be requested by the Obligors' Agent.

                 SECTION 6.02. Optional "Clean-Up" Redemption. On any Settlement Date occurring on or after the date upon which the Series ________ Note Balance shall have been reduced to an amount which is less than or equal to 10% of the Series Limit, the Series Obligors shall have the option to redeem the outstanding Series __________ Note at a redemption price (the "Redemption Price") equal to the outstanding Series _________ Note Balance of the Series ___________ Notes, plus all accrued and unpaid interest thereon and all fees and other amounts owing to the Agent on behalf of the Purchasers in connection therewith. The Obligors' Agent shall give the Servicer, the Trustee and the Agent at least 30 days' irrevocable prior written notice of the date on which the Series Obligors intend to exercise such option to purchase. Not later than 12:00 P.M., New York City time, on such Settlement Date the Series Obligors shall remit such amount to the Agent (by wire transfer to an account to be designated by the Agent, which designation may be a standing wire direction) in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. The Agent shall promptly thereafter distribute the applicable amounts to each of the applicable Purchasers in accordance with their respective interests therein.

                 SECTION 6.03. Tender of Series ________ Note. The Obligor's Agent may request the Agent to tender to the Trustee all or a portion of the Series ________ Note that it then holds, provided that such tender shall only take place if:

                 (a)      (i)     the Agent and the Trustee have received
written and irrevocable notice on or before the last day of the Collection Period most recently ended prior to, and in any event at least 30 days but no more than 40 days prior to any date set for such tender and the Agent has consented to such tender (which consent shall not be unreasonably withheld) and
(ii) the Trustee shall have received written and irrevocable notice of the election described in subsection (b)(i) and (b)(ii) below, and in the event such election is that described in (b)(ii) such payment will be deposited with the Trustee with instructions to pay the Agent;

                 (b) Upon the date set for tender, the Agent shall receive either (i) if it so elects, in lieu of payment, a new Series of Notes or (ii) payment in an amount equal to the then Series ________ Note Balance being tendered, plus interest accrued but unpaid on such Series ________ Note to, but not including, the date of tender, together with all other amounts then due and payable or, relating to the Series __________ Note Balance being tendered;

                 (c) the purchaser of any Series ________ Notes so tendered shall not be any Series Obligor or any Affiliate of any Series Obligor.


                                  ARTICLE VII
                                 MISCELLANEOUS

                 SECTION 7.01. Agent Authorized to Act for the Purchasers; Notices. The parties hereto acknowledge that the Agent is authorized, pursuant to the terms of the Note Purchase Agreement, to act for the Purchasers, including, without limitation, for purposes of receiving distributions as described in this Series ________ Supplement on behalf of such Purchasers. Notwithstanding anything to the contrary in the Master Agreement or this Series ________ Supplement, the Trustee and the Servicer shall deliver all notices and distributions to be made to the Agent as the registered owner of a Series _____________ Note and such delivery shall be deemed to comply with all requirements of the Master Agreement.

                 SECTION 7.02. Ratification of Master Agreement. As supplemented by this Series ________ Supplement, the Master Agreement is in all respects ratified and confirmed and the Master Agreement, as so supplemented by this Series ________ Supplement shall be read, taken and construed as one and the same instrument.

                 SECTION 7.03. Counterparts. This Series ________ Supplement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                 SECTION 7.04. GOVERNING LAW. THIS SERIES ________ SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT TAKING INTO ACCOUNT THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

                 SECTION 7.05. Amendments and Waivers. (a) Notwithstanding anything contained in the Master Agreement to the contrary, no term or condition of this Series ________ Supplement shall be amended, modified, waived or terminated without the prior written consent of the Obligors' Agent, the Servicer, the Trustee and the Agent.

                 (b) No waiver with respect to any term or condition of the Master Agreement or this Series ________ Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

                 SECTION 7.06. Non-petition Clause. By its acceptance of the Series ________________ Note on behalf of the Purchasers, the Agent on behalf of itself and the Purchasers, together with the Agent shall be deemed to have agreed that prior to the date which is one year and one day after the termination of the Master Agreement, such Person shall not acquiesce, petition or otherwise invoke or cause the Series Obligors to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Series Obligors under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Series Obligors or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Series Obligors.

                 SECTION 7.07. Certain Information. Certain information concerning the Series Obligors and the Servicer is set forth in Exhibit F hereto.

                 IN WITNESS WHEREOF, the Series Obligors, the Obligors' Agent, ABS, in its individual capacity and as the Servicer and the Trustee have caused this Series ________ Supplement to be fully executed by their respective officers as of the day and year first above written.

                                    ADVANTA BUSINESS SERVICES CORP.,
                                    in its individual capacity and as Servicer



                                    By_____________________________________
                                      Name:
                                      Title:


                                    _____________________________________
                                    as a Series Obligor and
                                    the Obligors' Agent



                                    By_____________________________________
                                      Name:
                                      Title:


                                    _______________________________________
                                    as a Series Obligor


                                    By_____________________________________
                                      Name:
                                      Title:


                                    _______________________________________
                                    as Trustee


                                    By_____________________________________
                                      Name:
                                      Title:

                                   EXHIBIT F

            PLACES OF BUSINESS OF THE SERIES OBLIGORS AND THE SERVICER; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS


A.       Series Obligors





B.       Servicer



























                                       1